EXHIBIT 99.3

ADVANCED DIGITAL INFORMATION CORPORATION

PROXY FOR HOLDERS OF COMMON STOCK

This Proxy is Solicited on Behalf of the Board of Directors

for the Special Meeting of Stockholders on August 18, 2006

YOUR VOTE IS IMPORTANT: PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS CARD

The undersigned stockholder of Advanced Digital Information Corporation hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement, each dated July 20, 2006, and hereby names, constitutes and appoints Jon W. Gacek and Yukio Morikubo, and each of them, as proxies, with full power of substitution, on behalf and in the name of the undersigned, to appear on behalf of, and represent, the undersigned at the Special Meeting of Stockholders, to be held on August 18, 2006, at 10:00 a.m. local time, at 11431 Willows Road, N.E., Redmond, Washington, and at any adjournments or postponements thereof, and to vote all shares of stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the opposite side hereof, all in accordance with and as more fully described in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement, subject to any directions indicated on the reverse side of this card. The undersigned hereby revokes any proxy previously given with respect to such shares.

THE SHARES REPRESENTED BY THIS PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS ON THE OPPOSITE SIDE HEREOF.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL

To approve and adopt the Agreement and Plan of Merger by and among Quantum Corporation, Agate Acquisition Corp. and Advanced Digital Information Corporation (“ADIC”), dated as of May 2, 2006, and the transactions contemplated therein, including the merger.

☐ FOR	☐	AGAINST	☐	ABSTAIN

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the special meeting or any adjournments or postponements thereof.

Signature

Signature (if jointly held)

Title(s)

Dated:	, 2006

Please sign exactly as your name appears on your stock certificate and return this Proxy Card so that your shares can be represented at the meeting. For joint accounts, each owner should sign. If signing for a corporation or partnership or as agent, attorney, or fiduciary, indicate the capacity in which you are signing, providing your full title. If you vote by ballot, such vote will supersede this proxy.

If you have any questions about the proposals under consideration or need assistance in voting your shares, please call Georgeson Shareholder, our proxy solicitor, toll-free at (866) 695-6071.

WHETHER OR NOT YOU PLAN TO ATTEND THE STOCKHOLDERS MEETINGS, YOU ARE URGED TO MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE.